SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)
                                 August 31, 1997


                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
               (Exact name of registrant as specified in charter)


 NEW YORK                 333-11961                     25-0659306
(State or other        (Commission File       (IRS Employer Identification
jurisdiction of         Number)                Number)
incorporation)


           ONE MELLON BANK CENTER, PITTSBURGH, PENNSYLVANIA 15258-0001
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (412) 234-5000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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Item 5.   Other Events

          The tables attached hereto as Exhibit 19.1 (the "Updated Tables") update the tables contained on pages 37 through 41 (the "Original Tables") of the Mellon Bank Premium Finance Loan Master Trust Prospectus, dated December 12, 1996 (the "Prospectus"), which forms a part of the Registration Statement on Form S-3, No. 333-11961. Other than revised dollar amounts, percentages and dates, the Updated Tables are identical to the Original Tables, except that: (i) the "Geographic Concentration" table appearing on page 38 and 39 of the Prospectus has been updated to include the states to reflect the fact that additional states became Permitted States and that address changes for insureds have occurred, (ii) the table under the caption "Loan Loss Experience" has been updated to set forth loss experience for the Entire Portfolio for the years ended December 31, 1994, 1995 and 1996 and for the eight month period ending August 31, 1997, and to set forth loss experience for the Identified Portfolio for the eight month period ending August 31, 1997, (iii) the table under the caption "Loan Delinquency Experience Following Cancellation" has been updated to provide for delinquency experience for the years ended December 31, 1994, 1995 and 1996 and a new table has been added to show delinquency experience for the Identified Portfolio for the eight month period ended August 31, 1997 and (iv) the table under the caption "Originators' Portfolio Yield" has been updated to provide portfolio yield information for the years ended December 31, 1994, 1995 and 1996 and a new table has been added to show portfolio yield information for the Identified Portfolio for the eight month period ending August 31, 1997. Capitalized but undefined terms used herein have the meanings set forth in the Prospectus.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

          The loan loss experience for the Identified Portfolio for the eight months ended August 31, 1997 is not directly comparable to the loan loss experience for the Entire Portfolio for the eight months ended August 31, 1997 or prior periods presented. Loans are generally charged off by the Servicer if uncollected 270 days after cancellation of the related insurance policy. At the beginning of each period presented, the Entire Portfolio included loans which at such date were uncollected for a variety of lengths of time after cancellation of the related insurance policy. Charge-offs generally occurred during each period as time elapsed and loans remained uncollected for 270 days after policy cancellation. One of the requirements for loans transferred to the Trust as part of the Identified Portfolio is that such loans may not be delinquent more than thirty days. Consequently, the Identified Portfolio, at the beginning of the period presented (January 1, 1997, approximately two weeks after the initial transfer of loans to the Trust), contained a substantially smaller proportion of loans delinquent for more than thirty days than the Entire Portfolio as of the beginning of any of the periods presented. As a result, charge-offs for the Identified Portfolio for the period presented were substantially lower, both in absolute terms and as a percentage of outstanding loans, than charge-offs for the Entire Portfolio for any of the periods presented.

          For the Entire Portfolio, net charge-offs as a percentage of the average outstanding principal balance increased for the eight months ended August 31, 1997 as compared to prior periods due to a number of factors. These factors include lower originations of new loans, when compared to charge-offs resulting in part from higher originations in prior periods, which have resulted in a higher percentage of charge-offs; economic pressures affecting the insurance industry, which have resulted in insurance companies being more assertive in resisting making unearned premium refunds; the utilization of new insurance agents and extended payment terms, which have resulted in increased risk of nonpayment; and higher levels of borrower bankruptcies, which have contributed to increased charge-offs.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

EXHIBIT NO.


    19.1     Updated Tables

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
                                  (Registrant)

                            By: AFCO Credit Corporation, on behalf
                                of Mellon Bank Premium Finance
                                Loan Master Trust


Date: October  1, 1997           By:/s/ Frederick B. Ollett, III
                                    -----------------------------
                                 Name:   Frederick B. Ollett, III
                                 Title:  Vice President and Chief
                                         Financial Officer

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EXHIBIT INDEX


EXHIBIT NUMBER                   DESCRIPTION

19.1                             Updated Tables